UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 18, 2008 (April 15, 2008)

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE

Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2008, Willamette Valley Vineyards, Inc. (the “Company”) voluntarily notified The Nasdaq Stock Market, Inc. that the Company would not be able to file its Annual Report on Form 10-KSB for the year ended December 31, 2007 (“Form 10-KSB”) by its due date of April 15, 2008.  This delay in filing was in violation of Nasdaq Marketplace Rule 4310(c)(14).  The Company is finalizing its Form 10-KSB and anticipates filing early in the week of April 21, 2008.  The Company believes that filing the Form 10-KSB will bring it into compliance with the standards for continued listing on the Nasdaq Capital Market.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description

99.1	Press release of Willamette Valley Vineyards, Inc. dated April 18, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: April 18, 2008	By:	/s/ JAMES W. BERNAU

James W. Bernau
President